SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 27, 2014

Confederate Motors, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-130858	26-418-2621
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

3029 2nd Avenue South, Birmingham, Alabama	35233
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (205) 324-9888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02       Unregistered Sales of Equity Securities.

On January 27, 2014, Confederate Motors, Inc. (the “Company”) received $500,000 pursuant to the Subscription Agreement dated December 24, 2013 (the “Agreement”) with Optimum Solution Pte. Ltd. (the “Investor”), which transaction was disclosed by the Company in its report on Form 8-K filed on January 6, 2014, with the Commission.  Following receipt of these funds, the Company issued to the Investor 3,117,206 shares of its common stock (the “Shares”) of the 6,234,412 shares to be sold pursuant to the Agreement.  The balance of the shares to be issued to the Investor is pending the receipt of the remaining $500,000 of subscription funds, of which $20,000 will be returned to an affiliate of the Investor which furnished the funds prior to the initial payment by the Investor as a deposit to secure the closing of the full amount of the subscription.  The sale of the Shares was made pursuant to Regulation S promulgated by the Commission under the Securities Act of 1933, as amended. The offer and sale of the Shares were made in off-shore transactions as defined in Regulation S and there were no directed selling efforts made in the U. S. by the Company, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing. Applicable offering restrictions were also implemented by the Company in compliance with Rule 903(b)(3) of Regulation S. The Investor also agreed to conform to the restrictions on resale of the securities contained in Regulation S. No selling commissions were paid pursuant to the sale of the Shares.

Item 8.01        Other Events.

On November 27, 2013, the Company received a subscription payment of $50,000 in connection with a prior non-public offering which closed on May 31, 2013, leaving a balance of $113,238.50 remaining owed to the Company pursuant to the subscription from this party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Confederate Motors, Inc.

Date: February 27, 2014	By:	/s/ H. Matthew Chambers
H. Matthew Chambers, CEO